Exhibit 99.1

Opexa Therapeutics Reports Year End 2008 Financial Results

THE WOODLANDS, Texas--(BUSINESS WIRE)--April 16, 2009--Opexa Therapeutics, Inc. (NASDAQ: OPXA), a company developing a novel T-cell therapy for multiple sclerosis (MS) and a stem cell therapy for diabetes, today reported financial results for the year ended December 31, 2008 and provided an update on its progress.

2008 highlights include:

  Successful completion of the 150 patient TERMS Phase IIb clinical study with Tovaxin® for patients with Relapsing Remitting Multiple Sclerosis (RRMS);
  Reporting on positive Phase IIb data in patients with RRMS and demonstrating that Tovaxin is a very safe and effective treatment, justifying the continued development of the product;
  Advancing the stem cell program in diabetes at the preclinical development stage;
  Recruitment of Neil K. Warma as President & Chief Executive Officer.

“We are pleased with our progress throughout 2008, especially in light of the difficult economic conditions the industry continues to face,” commented Neil K. Warma, president and chief executive officer of Opexa. “Particularly gratifying are the data from the TERMS Phase IIB clinical study which support those from our earlier clinical trials and demonstrate Tovaxin’s superior safety profile and potential to reduce clinical relapse rates and improve disability in MS patients. Additionally, our stem cell therapy advanced in preclinical development and continues to show promise in the treatment of diabetes. Discussions with potential partners were initiated in late 2008 and continue progressing with the aim of initiating strategic alliances with the T-cell and/or stem cell therapies.”

“We finished the year with approximately $1.2 million in cash after completing two successful financings in February and August of 2008 which generated $9.2 million in net proceeds. As announced concurrently today, we closed an initial tranche of a private offering of secured convertible notes and warrants on April 14, 2009 for gross proceeds of approximately $1.1 million, which provides additional working capital through August 2009,” added Mr. Warma.

Year Ended December 31, 2008 Financial Results

Opexa reported no revenues in the year ended December 31, 2008 or in the comparable prior-year period.

Research and development expenses were $8,388,734 for 2008, compared with $13,071,856 for 2007. The decrease in expenses was primarily due to a decrease in activities related to the Phase IIb clinical trial for Tovaxin which was completed in 2008 as compared to 2007 and a reduction in stock compensation expense recorded in 2008.

General and administrative expenses for 2008 were $3,341,415 compared with $3,418,306 for 2007. The decrease in expenses is primarily due to a decrease in stock compensation expense and professional service fees.

Interest expense was $19,983 for 2008, compared with $16,103 for 2007. The increase in interest expense was primarily due to a loan payable consisting of an equipment line.

Interest income was $100,235 for 2008, compared with $477,605 for 2007. The decrease was due to the reduction in cash balances that were available for investment in cash equivalent investments and a reduction in interest rates.

Gain on Extinguishment of Debt was $-0- for 2008, compared with a gain of $1,612,440 for 2007.

Opexa reported a net loss for the year ended December 31, 2008 of $11,852,152, or ($1.12) per share, compared with a net loss for the year ended December 31, 2007 of $14,667,367, or ($2.19) per share.

Cash and cash equivalents and investments in marketable securities were $1,243,187 as of December 31, 2008 compared to $2,645,482 as of December 31, 2007.

The financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K filed on April 15, 2009, contains a ‘going concern’ explanatory statement from the independent public accounting firm Malone & Bailey, PC. This announcement is being made in compliance with NASDAQ Marketplace Rule 5250(b)(2) which requires separate disclosure of receipt of an audit opinion that contains a going concern statement.

About Opexa Therapeutics

Opexa Therapeutics develops and commercializes cell therapies to treat autoimmune diseases such as multiple sclerosis and diabetes. The Company is focused on autologous cellular therapy applications of its proprietary T-cell and stem cell therapies. The Company's lead product is Tovaxin, a T-cell therapy for multiple sclerosis that recently completed Phase IIb trials. The Company holds the exclusive worldwide license for adult multipotent stem cells derived from mononuclear cells of peripheral blood. The technology allows large quantities of monocyte-derived stem cells to be produced efficiently for use in autologous therapy, thus circumventing the threat of rejection. The Company is in preclinical development for diabetes mellitus. For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management's strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of collaborative relationships, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our treatment development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

OPEXA THERAPEUTICS, INC. (a development stage company) STATEMENTS OF EXPENSES

	Twelve Months Ended December 31,
	2008	2007
Research and development	$8,388,734	$13,071,856
General and administrative	3,341,415	3,418,306
Depreciation	234,325	232,955
Loss on disposal of assets	2,831	13,192

Operating loss	(11,967,305)	(16,736,309)

Interest income	100,235	477,605
Other income and expense, net	34,901	(5,000)
Gain on derivative liability	—	—
Gain on extinguishment of debt	—	1,612,440
Interest expense	(19,983)	(16,103)

Net loss	$(11,852,152)	$(14,667,367)

Basic and diluted loss per share	$(1.12)	$(2.19)

Weighted average shares outstanding	10,551,321	6,696,784

Selected Balance Sheet Data:

	2008	2007
Cash, cash equivalents and investments	$1,243,187	$2,645,482
Other current assets	86,705	355,266
Fixed assets (net)	1,166,530	1,370,647
Total assets	2,496,422	4,371,395
Total current liabilities	906,247	2,075,354
Total long term liabilities	102,778	162,456
Total stockholders’ equity	1,487,397	2,133,585

CONTACT:
Opexa Therapeutics, Inc.
Neil K. Warma, 281-719-3437
nwarma@opexatherapeutics.com